EXHIBIT 5.1

August 6, 2008

New York Residential, Inc.
15 West 72nd Street, Suite 15K
New York, NY 10023

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to New York Residential, Inc., a Delaware corporation, (the “Company”) in connection with the filing with the Securities and Exchange Commission (the “Commission”) on August 5, 2008 of a registration statement on Form S-1 (as amended, the “Registration Statement”), which relates to the registration of (1) 2,940,000 units of the Company (collectively the “Units”), consisting of 2,940,000 shares of the common stock of the Company (collectively the “Common Stock included in the Units”) and 2,940,000 warrants of the Company (collectively the “Warrants”), and (2) 2,940,000 shares of the common stock of the Company to be issued upon the exercise of the Warrants (collectively the “Common Stock underlying the Warrants”).

This letter is being furnished at your request and in accordance with the requirements of Item 601(b)(5) of Regulation S-K under Securities Act of 1933, as amended, (the “Act”).

The opinion set forth in this letter is subject to the following qualifications:

1.           In giving the opinion set forth in this letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (a) the Registration Statement, (b) the Certificate of Incorporation and the By-Laws of the Company, (c) such evidence of incumbency of directors and officers of the Company as we have deemed appropriate, (d) such evidence of the corporate proceedings of the Company as we have deemed appropriate, (e) such certificates of officers of the Company as we have deemed appropriate, (f) such certificates of public officials as we have deemed appropriate and (g) such agreements and instruments as we have deemed appropriate.

2.           We have assumed without any inquiry or other investigation (a) the legal capacity of each natural person, (b) the genuineness of signatures, the authenticity of any document submitted to us as an original, the conformity to the original of any document submitted to us as a copy and the authenticity of the original of any document submitted to us as a copy and (c) the accuracy on the date of this letter as well as on the date made of each statement as to any factual matter made in any document submitted to us.

3.           We do not express any opinion concerning any law other than the General Corporation Law of the State of Delaware, the provisions of the Constitution of the State of Delaware relating to corporations and reported judicial decisions addressing the General Corporation Law of the State of Delaware and such provisions of the Constitution of the State of Delaware (collectively the “General Corporation Law of the State of Delaware”).

NY Residential, Inc.
August 6, 2008

4.           Any opinion set forth in this letter deals only with the specific legal issue or issues it explicitly addresses and does not address any other matter (including, but not limited to, except as expressly set forth in such opinion, any matter concerning the contents of the Registration Statement).

5.           This letter is given without regard to any change after the date of this letter with respect to any factual or legal matter, and we disclaim any obligation to notify you of any such change or any effect of any such change on any opinion set forth in this letter.

Subject to the qualifications set forth in this letter, it is our opinion that, under the General Corporation Law of the State of Delaware and the Certificate of Incorporation and the By-Laws of the Company:

1.           The Units, the Common Stock included in the Units, the Warrants and the Common Stock underlying the Warrants have been duly authorized for issuance by the Company.

2.           Assuming that the Units are paid for as contemplated by the Prospectus that is part of the Registration Statement, the Common Stock included in the Units will be legally issued, fully paid and nonassessable, and the Warrants will be legally issued.

3.           Assuming that (a) the Warrants are duly exercised in accordance with their terms, (b) on the date of such exercise the Common Stock underlying the Warrants remains authorized for issuance by the Company and (c) the Common Stock underlying the Warrants is issued and paid for in accordance with the terms of the Warrants, the Common Stock underlying the Warrants will be legally issued, fully paid and nonassessable.

We consent to the use of this letter as an exhibit to the Registration Statement and to the references to us under the heading “Legal Matters” in the Prospectus that is a part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

HODGSON RUSS LLP

/s/ Hodgson Russ LLP